                                                                    Exhibit 4.10
                      AMENDED AND RESTATED TRUST AGREEMENT
                                       OF
                                 NTC CAPITAL III

     THIS AMENDED AND RESTATED TRUST AGREEMENT is made as of May 19, 2003 (this "Trust Agreement"), by and among Northern Trust Corporation, a Delaware corporation, as Depositor (the "Depositor"), Bank One Delaware, Inc., a Delaware corporation, as trustee (the "Delaware Trustee"), Bank One Trust Company, National Association, a national banking association, as trustee (the "Property Trustee"), and Duane S. Rocheleau, as trustee (jointly, with the Delaware Trustee and the Property Trustee, the "Trustees"). The Trust (as defined below) was created pursuant to a Trust Agreement, dated as of December 27, 1996 (the "Initial Agreement," and pursuant to the filing with the Secretary of State of the State of Delaware of a Certificate of Trust of the Trust on December 27, 1966. The initial Delaware trustee has changed its name from "First Chicago Delaware, Inc." to "Bank One Delaware, Inc." The Depositor and the Trustees hereby agree to amend and restate in its entirety the Initial Agreement as follows:

     1. The trust created hereby shall be known as "NTC Capital III" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
(S) 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Depositor, as the sponsor of the Trust, is hereby authorized and directed (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust,

(b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant under the 1933 Act, and
(c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Nasdaq Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the Preferred Securities of the Trust. In the event that any filing referred to in clauses
(i)-(iii) above is required by the rules and regulations of the Commission, the Nasdaq Stock Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, in their capacities as trustees of the Trust, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Bank One Delaware, Inc. and Bank One Trust Company, National Association, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees as the Trust, and the Depositor hereby constitute and appoint Duane S. Rocheleau as his/her or its, as the case may be, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Trust Agreement may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

     7. Bank One Delaware, Inc., in its capacity as a trustee of the Trust, shall not have any of the powers and duties of the Trustee set forth herein and shall be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807(a) of the Statutory Trust Act.

     8. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fess and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, the "Expenses"), to the extent that such Expenses arise out of, or are imposed upon, or are asserted at any time against, such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person.

     9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                            NORTHERN TRUST CORPORATION, as
                                            Depositor


                                            By: /s/ Perry R. Pero
                                                --------------------------------
                                                Name:  Perry R. Pero
                                                Title: Vice Chairman and Chief
                                                       Financial Officer

                                            BANK ONE DELAWARE, INC., not in its
                                            individual capacity but solely as
                                            Delaware Trustee of the Trust


                                            By: /s/ Sandra L. Caruba
                                                --------------------------------
                                                Name: Sandra L. Caruba
                                                Title: Senior Counsel

                                            BANK ONE TRUST COMPANY,
                                            NATIONAL ASSOCIATION, not in its
                                            individual capacity but solely as
                                            Property Trustee of the Trust


                                            By: /s/ Sandra L. Caruba
                                                --------------------------------
                                                Name: Sandra L. Caruba
                                                Title: Senior Counsel



                                            /s/ Duane S. Rocheleau
                                            ------------------------------------
                                            Duane S. Rocheleau, not in his
                                            individual capacity but solely as
                                            trustee of the Trust